EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of InforMax, Inc. on Form S-1 of our report dated June 7, 2000, except for note 16, paragraphs six, seven, eight, nine, and ten as to which the dates are June 19, 2000, June 23, 2000, June 29, 2000, June 30, 2000, and July 7, 2000, respectively appearing in the Prospectus. We also consent to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.


Deloitte & Touche LLP
McLean, Virginia

July 11, 2000